Exhibit 99.1

ARS Pharma Reports Business Highlights and Third Quarter 2026 Financial Results

Total Q3 revenue of $37.7 million, including $33.4 million in U.S. net product revenue for neffy®

neffy U.S. market share reached 5% overall and 9% in field-targeted accounts, supporting the company’s updated targeted provider commercial strategy

Reduced SG&A spend reflected in Q3 operating expenses; reaffirm path to cash flow breakeven by year-end 2027

Leadership team strengthened with appointments of Randall Kaye, M.D., as Chief Medical Officer and John Slebir as Chief Legal Officer

Conference call and webcast today at 4:30 p.m. ET / 1:30 p.m. PT

SAN DIEGO, Nov. 5, 2026 -- ARS Pharmaceuticals (Nasdaq: SPRY), a commercial biopharmaceutical company focused on needle-free epinephrine, today reported its financial results for the third quarter ended September 30, 2026, as well as recent corporate and commercial highlights.

“In August, we committed to three corporate priorities – steady market share gains with neffy, greater financial discipline with a path to cash flow breakeven by year-end 2027, and expansion of our needle-free epinephrine platform beyond anaphylaxis. I’m proud to report that our team has delivered on each,” said Donn Casale, President and Chief Executive Officer of ARS Pharma. “Market share grew where our field team engaged; operating expenses were in line with guidance, including a 42% reduction in third-quarter SG&A expenses from the first-half 2026 quarterly average; and ARS-2 is on track for interim Phase 2b data in the first quarter of 2027.

“These results build the foundation for our future-looking three-pillar growth strategy – capture market share with neffy in our base market; expand the epinephrine market over time; and extend our platform, starting with our chronic spontaneous urticaria. With new leadership in place across our commercial, medical and legal functions, we have the team, the strategy and the discipline to execute. The opportunity in front of us is significant, and we believe we are well positioned to pursue it with focus and urgency.”

Third Quarter 2026 neffy Commercial Highlights

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Market share: Total U.S. market share reached 5% in the third quarter of 2026, up from 4% in the third quarter of 2025.
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Field-targeted market share: Market share among field-targeted accounts, which represent approximately 44% of the total market opportunity, reached approximately 9%, up from 6% for the same period in 2025. By comparison, market share was 2% in non-targeted accounts in the third quarter of 2026.
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Net U.S. product revenue: U.S. net product revenue for neffy of $33.4 million, compared with $31.3 million in the third quarter of 2025.
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Prescriber base: 19,605 total unique prescribers in the third quarter of 2026, up 49% compared with the third quarter of 2025, for a total of more than 44,000 prescribers since launch.

“neffy is a highly differentiated product in a large market with genuine demand, and I am confident it can become the standard of care in the epinephrine market,” said Meg Smith, Chief Commercial Officer. “The data show that when we engage providers directly, neffy wins. In my first two months, we completed a comprehensive assessment of our commercial operations, and we are taking decisive action across multiple fronts, including implementing a shift to account-based targeting, sharper provider-focused messaging, and a strengthened market access strategy. We are moving with urgency, and I expect the progress will continue to be reflected in our results, with steady gains over time.”

Business Updates

Leadership Appointments

ARS further strengthened its leadership team to execute its updated corporate and commercial strategy. In addition to the appointment of Meg Smith as Chief Commercial Officer in August 2026, the company also appointed:

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Randall Kaye, M.D., M.P.H, Chief Medical Officer (CMO). Dr. Kaye brings more than 30 years of experience in clinical development, medical affairs, and regulatory strategy. He has served as CMO at multiple biopharmaceutical companies, most recently at Longboard Pharmaceuticals, where he led clinical development of bexicaserin (LP352) and supported the company through its $2.6 billion acquisition by Lundbeck in 2024. Earlier, as CMO of Avanir Pharmaceuticals, he designed and implemented the strategy that secured FDA approval of Nuedexta®. He began his industry career at Pfizer Inc., where he led late-stage clinical development of Zyrtec®and supported its U.S. launch. Dr. Kaye completed a fellowship in allergy and immunology at Harvard Medical School and a residency in pediatrics at the University of Massachusetts Medical School. He received his M.D. and M.P.H. from The George Washington University School of Medicine.
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John Slebir, Chief Legal Officer and Corporate Secretary. Mr. Slebir brings more than 20 years of experience advising life sciences companies on commercialization, financings, strategic transactions, and governance. Most recently, he served as Senior Vice President, General Counsel, Corporate Secretary and Chief Trading and Compliance Officer at Dynavax Technologies, where he led legal support for the company’s $2.2 billion acquisition by Sanofi in 2026. Previously, he spent more than a decade at VIVUS, Inc., including as Senior Vice President, General Counsel and Corporate Secretary.

Pipeline Expansion

ARS-2 is progressing in a Phase 2b trial evaluating 0.5 mg and 1.0 mg doses of needle-free epinephrine for the on-demand treatment of breakthrough flares in patients with chronic spontaneous urticaria (CSU). An estimated two million Americans live with CSU, and no FDA-approved therapy is indicated to stop an acute flare in progress. Interim data from the Phase 2b trial are expected in the first quarter of 2027, with full data later in 2027, which will inform the design of a potential Phase 3 registration program.

Third Quarter 2026 Financial Results

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Revenue: Total revenue for the third quarter of 2026 was $37.7 million, consisting of U.S. net product revenue for neffy of $33.4 million, supply revenue of $2.6 million and collaboration revenue of $1.7 million. This compares with total revenue of $32.5 million for the third quarter of 2025, which included U.S. net product revenue of $31.3 million.
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Total Operating Expenses: Third-quarter 2026 total operating expenses were $71.9 million, including stock-based compensation of $8.1 million. Spending is tracking in line with second-half 2026 guidance of $114 million to $126 million in aggregate SG&A and R&D expenses, including stock-based compensation.
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SG&A Expenses: Third-quarter 2026 SG&A expenses were $43.5 million, compared with $74.8 million for the third quarter of 2025, primarily reflecting the discontinuation of linear TV and broad consumer advertising, along with more focused commercial investment.
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R&D Expenses: Third-quarter 2026 R&D expenses were $18.3 million, primarily related to a one-time $12.5 million payment related to a license agreement for exclusive worldwide rights to certain intellectual property, as well as advancing the Phase 2b trial of ARS-2 in breakthrough flares of CSU, compared with $2.8 million for the third quarter of 2025.
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Net Loss: Net loss for the third quarter of 2026 was $35.6 million, or $(0.36) per share, compared with a net loss of $51.2 million, or $(0.52) per share, for the third quarter of 2025.
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Cash Position: As of September 30, 2026, ARS had cash, cash equivalents and short-term investments of $138.4 million. Based on its current expense base plan, the company continues to expect to reach cash flow breakeven by the end of 2027.

Conference Call and Webcast

ARS will host a conference call and webcast today at 4:30 p.m. ET / 1:30 p.m. PT. The live webcast will be available in the Investors & Media section of www.ars-pharma.com. Participants may register for dial-in access through the same page. A replay will be available for 30 days.

About ARS Pharmaceuticals, Inc.

ARS Pharma is a biopharmaceutical company developing and commercializing treatments that help at-risk patients and their caregivers treat and prevent severe allergic reactions. The company is commercializing neffy® (epinephrine nasal spray), the only needle-free epinephrine approved by the U.S. Food & Drug Administration, for the emergency treatment of Type I allergic reactions, including anaphylaxis, in adults and children weighing 33 lbs. (15 kg) or more. In the European Union, the product is marketed as EURneffy®, the only needle-free epinephrine product authorized by the European Commission, for the emergency treatment of allergic reactions, including anaphylaxis, in adults and children four years of age and older weighing 15 kg or more. The product is also marketed as 优敏速® in China. Leveraging its intranasal technology, ARS Pharma is also developing ARS-2, currently in a Phase 2b clinical trial, as a potential first treatment for acute breakthrough flares of chronic spontaneous urticaria (CSU). For more information, visit www.ars-pharma.com and follow us on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: ARS Pharma’s updated strategic priorities and the anticipated benefits of their implementation, including a reduction in projected SG&A and R&D expenses for the second half of 2026 and expectations regarding operating expense trends into 2027; the anticipated path and timing to cash flow breakeven; the expected impact of the appointments of a new Chief Commercial Officer, Chief Medical Officer and Chief Legal Officer; the belief that neffy could become a standard of care; the expectation that the company’s shift to account-based targeting, provider-focused messaging and strengthened market access strategy will continue to be reflected in its results through steady gains over time; the anticipated timing for interim data from the urticaria trial and the potential for ARS Pharma’s intranasal epinephrine technology to expand into the urticaria indication; the expectation that realigning commercial investment toward targeted provider engagement will expand market share and support a durable growth trajectory for neffy; the potential for the CSU program to leverage existing commercial infrastructure and overlapping targeted prescribers and to represent a high-margin growth driver, if approved; and other statements that are not historical fact. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “can,” “expect,” “if,” “intend,” “may,” “on track,” “potential,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARS Pharma’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: potential safety and other complications from neffy; the ability to maintain regulatory approval for neffy in its currently approved indications; the scope, progress and expansion of developing and commercializing neffy; the risk that personnel costs will be higher than anticipated; the scope, progress and expansion of developing our intranasal epinephrine technology; clinical trial results; the potential for governments and payors to delay, limit or deny coverage for neffy; the size and growth of the market for neffy and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products; ARS Pharma’s ability to protect its intellectual property position; the adverse effects of pending litigation; and the impact of government laws, regulations and policies. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption 'Risk Factors' in ARS Pharma's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and as updated by the 'Risk Factors' in ARS Pharma's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. These documents are filed with the Securities and Exchange Commission and can also be accessed on ARS Pharma’s website at www.ars-pharma.com by clicking on the link “Financials & Filings” under the “Investors & Media” tab. The forward-looking statements included in this press release are made only as of the date hereof. ARS Pharma assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Investor Contact:

Monique Allaire, THRUST

monique@thrustsc.com

Media Contact:

Christy Curran, Sam Brown Inc.

christycurran@sambrown.com

ARS Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,621	$41,317
Short-term investments	112,733	203,669
Accounts receivable, net	52,757	25,347
Inventories	11,711	8,369
Prepaid expenses and other current assets	8,206	6,194
Total current assets	211,028	284,896
Inventories, noncurrent	21,720	23,053
Property, plant and equipment, net	1,927	2,465
Intangible assets, net	13,624	14,452
Other assets	3,185	2,786
Total assets	$251,484	$327,652
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued liabilities (including related party amounts of $2,436 and $1,624, respectively)	$63,793	$37,948
Contract liability, current	511	609
Other current liabilities	599	588
Total current liabilities	64,903	39,145
Term loans, net (including related party amounts of $4,842 and $4,819, respectively)	121,807	96,374
Financing liability	75,208	72,140
Contract liability, net of current portion	1,047	1,130
Other accrued liabilities	474	4,605
Total liabilities	263,439	213,394
Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized at September 30, 2026 and December 31, 2025; no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized at September 30, 2026 and December 31, 2025; 100,248,400 and 99,290,926 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	441,286	408,726
Accumulated other comprehensive (loss) gain, net	(104)	125
Accumulated deficit	(453,147)	(294,603)
Total stockholders’ (deficit) equity	(11,955)	114,258
Total liabilities and stockholders’ (deficit) equity	$251,484	$327,652

ARS Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$33,414	$31,300	$77,076	$51,863
Revenue under collaboration agreements	1,661	55	4,207	2,859
Revenue under supply agreements	2,635	1,146	12,766	1,469
Total revenue	37,710	32,501	94,049	56,191
Operating expenses:
Cost of goods sold (including related party amounts of $1,711, $2,046, $4,795, and $3,400, respectively)	10,098	8,191	29,230	14,269
Research and development (including related party amounts of $551, $559, $1,830, and $1,804, respectively)	18,263	2,751	27,297	9,738
Selling, general and administrative (including related party amounts of $101, $123, $362, and $354, respectively)	43,520	74,751	193,303	170,167
Total operating expenses	71,881	85,693	249,830	194,174
Loss from operations	(34,171)	(53,192)	(155,781)	(137,983)
Other income (expense), net:
Interest income	1,136	2,097	4,709	8,065
Interest expense (including related party amounts of $127, $3, $373, and $3, respectively)	(2,552)	(56)	(7,472)	(56)
Total other (expense) income, net	(1,416)	2,041	(2,763)	8,009
Net loss	$(35,587)	$(51,151)	(158,544)	(129,974)
Unrealized gains (losses) on available-for-sale securities	36	39	(229)	(227)
Comprehensive loss	$(35,551)	$(51,112)	$(158,773)	$(130,201)
Net loss per share, basic and diluted	$(0.36)	$(0.52)	$(1.59)	$(1.32)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	99,685,424	98,807,600	99,432,878	98,412,739